SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2008

ADUROMED INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-03125	21-0661726
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Trowbridge Drive, Bethel, Connecticut 06801

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (203) 798-1080

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective November 11, 2008, Mr. Kevin Dunphy resigned from the Board of Directors of the Registrant. Mr. Dunphy will remain in his positions of Chief Financial Officer and Treasurer of the Registrant. Also effective November 11, 2008, Mr. Kenneth Londoner was appointed by the Board of Directors of the Registrant to fill the vacancy on the Board created by Mr. Dunphy’s resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADUROMED INDUSTRIES, INC.

By:	/s/ Scott Grisanti
Scott Grisanti President and CEO

Dated: November 14, 2008